UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2014

Levy Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36197 (Commission File Number)	46-3340980 (I.R.S. Employer Identification Number)

444 North Michigan Avenue, Suite 3500 Chicago, IL (Address of principal executive offices)	60611 (Zip code)

(312)-267-4190

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 11, 2014, Levy Acquisition Corp. (the “Company”) held its annual meeting of stockholders at the offices of Sperling & Slater, P.C., located at 55 W. Monroe Street, Suite 3200, Chicago, Illinois 60603 (the “Meeting”). Present at the Meeting in person or by proxy were holders of 14,803,248 shares of the Company’s common stock, representing 78.95% of the voting power of the shares of the Company’s common stock as of November 14, 2014, the record date for the Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class I directors to serve until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified; and

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014.

The voting results for each of these proposals are set forth below.

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Lawrence F. Levy	9,389,029	2,587,235	2,826,984
Howard B. Bernick	11,954,473	21,791	2,826,984

Based on the votes set forth above, each director nominee was duly elected to serve until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
14,802,948	0	300

There were no broker non-votes on this proposal.

Based on the votes set forth above, the stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 16, 2014

Levy Acquisition Corp.

By:	/s/ Ari B. Levy
Name: Ari B. Levy
Title: President and Chief Investment Officer

[Signature Page to Form 8-K]